Exhibit 10.7

To:	Danmarks Skibskredit A/S
as Lender and Security Agent under the Facility Agreement (as defined below)

Date:	8 September 2022

Dear Sirs and Madams,

This letter sets outs (A) amendments to (i) the waiver and amendment letter dated 20 October 2021 (the “Waiver and Amendment Letter”) and (ii) the term loan facility agreement dated 10 December 2018 each entered into between, among others, The Drilling Company of 1972 A/S as company and borrower (the ”Company”), Danmarks Skibskredit A/S as original lender and Danmarks Skibskredit A/S as agent and security agent for the other Finance Parties, as amended, restated and supplemented from time to time (the “Facility Agreement”) subject to the terms and conditions set out herein and (B) guarantee and security confirmations by the Obligors under the Facility Agreement and Maersk Drilling Holdings Singapore Pte. Ltd.

1	Definitions

Unless defined in this letter or the context otherwise requires, a term defined in the Facility Agreement shall have the same meaning when used in this letter.

1.1	For the purposes of this letter and the Waiver and Amendment Letter:

“Effective Date” means the date of the Effective Date Notice, which shall not be earlier than the date on which the Security Agent gives notice pursuant to Clause 4.1 of this letter that the conditions precedent have been satisfied or waived by the Security Agent.

“Effective Date Notice” means a notice in the form set out in in Schedule 3 (Form of Effective Date Notice).

2	Amendments to the Waiver and Amendment Letter

2.1

Further to the Waiver and Amendment Letter, the Company hereby requests your agreement, and by signing this letter each Obligor, Maersk Drilling Holdings Singapore Pte. Ltd. and Danmarks Skibskredit A/S agree, subject only to the occurrence of the Effective Date, to the following:

(a)	to change Clause 1.2 of the Waiver and Amendment Letter to read as follows:

We write to you in connection with the contemplated consummation of the Closing Date pursuant to, and as defined in, the business combination agreement dated 10 November 2021 between, among others, the Company and Noble Corporation plc, a public limited company incorporated in England and Wales with company number 12958050 and any successor entity thereto (the ”Takeover“).1

[1]

The business combination agreement means the business combination agreement referred to and as disclosed as Annex A in the United States Securities Exchange Commission filing of 11 April 2022, which can be found on the following

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(b)	in line 3 of clause 1.3, the words “the condition in paragraph 1.4 below” shall be substituted by ”the occurrence of the Effective Date”,

(c)	that the words “date of completion of the Takeover” shall be deleted and replaced by “Effective Date” in clauses 1.3(b), 1.5(a), 1.5(b) and 1.5(c)(i) of the Waiver and Amendment Letter.

(d)	that the words “subject to completion of the Takeover” shall be deleted and replaced by “subject to the occurrence of the Effective Date” in clause 1.5(c).

(e)	that Clause 1.4 of the Waiver and Amendment Letter shall be deleted in its entirety.

3	Amendments to the Facility Agreement

3.1	With effect on and from the Effective Date:

3.1.1	The definition of “Sanctions or Anti-Corruption Event” in Clause 1.1 of the Facility Agreement shall be amended to read as follows:

”Sanctions or Anti-Corruption Event” means a breach by an Obligor of any of the representations or undertakings under Clauses 18.18 (Sanctions), 18.19 (Anti-Corruption) or 21.6 (Sanctions and Anti-Corruption Undertaking) of the Agreement or by UK TopCo of Clause 4.10 (Sanctions) or Clause 4.11 (Anti-Corruption) of the UK TopCo Guarantee unless such breach is, in the Security Agent’s reasonable discretion, capable of remedy and is, unless otherwise agreed to in writing by the Security Agent (acting on the instructions of the Lenders), remedied within 15 Business Days of the earlier of (1) the Security Agent giving notice to the Company and (2) the Company becoming aware of the occurrence of such event.

3.1.2	The following definitions shall be inserted in Clause 1.1 of the Facility Agreement in alphabetical order:

“UK TopCo” means Noble Corporation plc, a public limited company incorporated in England and Wales with company number 12958050 and any successor entity thereto.

”UK TopCo Guarantee” means a guarantee to be executed by UK TopCo in favour of the Security Agent (for itself and for the other Finance Parties) whereby UK TopCo guarantees all of the obligations of the Obligors under the Facility Agreement and the other Finance Documents.

3.1.3	A new Clause 1.5 shall be inserted in the Facility Agreement as follows:

1.5	UK TopCo Guarantee

link: https://www.sec.gov/Archives/edgar/data/0001895262/000119312522101363/d268162d424b3.htm. For the avoidance of doubt, any amendment or supplement to that business combination agreement, including any changes to the definitions set out therein, shall have no effect with respect to this amendment to the Waiver and Amendment Letter and its cross reference to that business combination agreement.

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Notwithstanding the provision of the UK TopCo Guarantee, UK TopCo shall not otherwise be considered a Guarantor or an Obligor or a member of the Group under the Facility Agreement and the other Finance Documents and the UK TopCo Guarantee shall not constitute a Finance Document, in each case, for the purpose of any Finance Document, except that for the purposes of Clauses 22.1 (Non-payment), 22.3 (Other obligations), 22.5 (Misrepresentation), Clause 22.6 (Cross default), 22.7 (Insolvency), 22.8 (Insolvency proceedings), 22.9 (Creditors’ process), 22.11 (Unlawfulness), 22.12 (Repudiation), Clause 23 (Changes to the Lenders), Clause 25 (Role of the Security Agent and the Arranger), Clause 26 (Application of Proceeds), Clause 28 (Sharing among the Finance Parties), Clause 29 (Payment mechanics), Clause 40 (Amendments and Waivers), 41 (Confidential Information) and the definition of ”Confidential Information” only, references to ”Obligor” and ”Group” shall be deemed to include UK TopCo in such Clauses and definition, and references to a ”Finance Document” shall be deemed to include the UK TopCo Guarantee for purposes of such Clauses and definitions. For the avoidance of doubt, any cross references to other Clauses and/or definitions in the Clauses and definitions listed above that is not deemed to apply in respect of UK TopCo and the UK TopCo Guarantee, as the case may be, shall not by virtue of such cross reference apply in respect of UK TopCo or the UK TopCo Guarantee, as the case may be unless necessary to give effect to the incorporation by reference of the specific Clauses referred to above.

3.1.4	Clause 22.5 of the Facility Agreement shall be amended to read as follows:

22.5	Misrepresentation

(a)

Any representation or statement made or deemed to be made by an Obligor or by UK TopCo in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document (other than those made or deemed to be made in Clause 18.18 (Sanctions) and Clause 18.19 (Anti-Corruption) of the Agreement and Clause 4.10 (Sanctions) of the UK TopCo Guarantee and Clause 4.11 (Anti-Corruption) of the UK TopCo Guarantee) is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)

No Event of Default under paragraph (a) above will occur if the circumstances giving rise to the misrepresentation or breach of warranty are capable of remedy and are remedied within 15 Business Days of the earlier of (A) the Security Agent giving notice to the Company and (B) the Company becoming aware of the misrepresentation or breach of warranty.

3.1.5	Clause 25.1(c) of the Facility Agreement shall be amended to read as follows:

Any Security Documents and the UK TopCo Guarantee shall be granted and/or issued, as the case may be, by the relevant parties to the Security Agent as security agent (in Danish: fuldmægtig) for the Finance Parties in accordance with Chapter 4 the Danish Capital Markets Act (cf. Section 1, subsection 2 of the Danish Capital Markets Act). Each of the Finance Parties appoints the Security Agent as security agent (in Danish:

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fuldmægtig) to receive and hold the assets covered by any Security Documents and all obligations of UK TopCo under the UK TopCo Guarantee (including all amounts which UK TopCo is undertaking to guarantee, pay or indemnify under the UK TopCo Guarantee) on behalf of and for the benefit of the Finance Parties and the Security Agent agrees to receive and hold the assets covered by the Security Documents and all obligations of UK TopCo under the UK TopCo Guarantee (including all amounts which UK TopCo is undertaking to guarantee, pay or indemnify under the UK TopCo Guarantee) accordingly.

3.1.6	Clause 25.2(f) of the Facility Agreement shall be amended by inserting the words “or the UK TopCo Guarantee” after the words “Security Documents”.

3.1.7

Clause 16 (Costs and expenses), Clause 23 (Changes to the Lenders), Clause 25 (Role of the Security Agent and the Arranger), Clause 26 (Application of Proceeds), Clause 35.1 (Required consents) and Clause 35.2 (All Lender matters) of the Facility Agreement shall each be amended by inserting the words “or the UK TopCo Guarantee” after the words “Transaction Security”.

3.1.8	Clauses 35.2(h)(i) and 35.2(i) of the Facility Agreement shall be amended by inserting the words “or the UK TopCo Guarantee” after the words “under Clause 17 (Guarantee and indemnity)”.

4	Effective Date and conditions precedent

4.1

Danmarks Skibskredit A/S as Lender shall promptly notify the Company after receipt by it of each of the documents and other evidence listed in Schedule 1 (Conditions Precedent) hereto in a form and substance satisfactory to Danmarks Skibskredit A/S (having regard to the requirements for the forms of such documents and evidence specified in Schedule 1 (Conditions Precedent) (where specified)). The conditions precedent specified or referred to in Schedule 1 – Conditions Precedent are solely for the benefit of Danmarks Skibskredit A/S and may be waived in whole or in part and with or without conditions by Danmarks Skibskredit A/S.

4.2

The Company shall (and shall procure that UK TopCo will) promptly execute and deliver to Danmarks Skibskredit A/S as Lender the Effective Date Notice on the date of the Takeover or contemporaneously with the completion of the Takeover, provided that no Effective Date Notice shall be given unless the Company has received the notification from Danmarks Skibskredit A/S under Clause 4.1 above. Accordingly, the occurrence of the Effective Date is subject to the satisfaction of the conditions precedent set out in Schedule 1 and any Effective Date Notice issued prior to the satisfaction of such conditions or prior to the occurrence of the Takeover shall be considered null and void.

4.3

None of the waivers or amendments to the Facility Agreement or any of the other Finance Documents set out in the Waiver and Amendment Letter or this letter shall be effective unless and until the Effective Date has occurred.

5	Representations

5.1	The Repeating Representations are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on the date of this letter, and references

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to Finance Documents in the Repeating Representations shall be construed to include this letter.

6	Guarantee and security confirmation

6.1

With effect as of the Effective Date, each of the Obligors and Maersk Drilling Holdings Singapore Pte. Ltd. by its signature to this letter ratifies, consents and agrees to the changes to the Facility Agreement set out in Waiver and Amendment Letter (as amended by this letter).

6.2

With effect as of the Effective Date, each Obligor confirms by its signature to this letter for the benefit of the Finance Parties that all guarantee and indemnity obligations owed by it under the Facility Agreement as amended by the Waiver and Amendment Letter (as amended by this letter) shall (a) remain in full force and effect and continue to be binding and enforceable against each Obligor notwithstanding the amendments to the Facility Agreement referred to in the Waiver and Amendment Letter (as amended by this letter), and (b) extend to any new obligations assumed by any Obligor under the Facility Agreement and any other Finance Document as a result of the Waiver and Amendment Letter (as amended by this letter).

6.3

With effect as of the Effective Date, each of the Obligors and Maersk Drilling Holdings Singapore Pte. Ltd. confirms by its signature to this letter for the benefit of the Finance Parties that the Security created by it pursuant to each Security Document (including without limitation the Security Documents listed in Schedule 2 (Security Documents) to this letter) to which it is a party shall (a) remain in full force and effect notwithstanding the amendments to the Facility Agreement referred to in the Waiver and Amendment Letter (as amended by this letter), and (b) continue to be binding and enforceable against the Obligors and Maersk Drilling Holdings Singapore Pte. Ltd. and secure all obligations of the Obligors and Maersk Drilling Holdings Singapore Pte. Ltd. under the Finance Documents as amended, restated and supplemented from time to time (including, but not limited to, under the Facility Agreement as amended by the Waiver and Amendment Letter (as amended by this letter)) and (c) extend to any obligations assumed by the Obligors and Maersk Drilling Holdings Singapore Pte. Ltd. under the Finance Documents, in each case subject to any limitations set out in the Facility Agreement and/or the Security Documents, as the case may be.

7	Miscellaneous

7.1	This letter constitutes Confidential Information for the purpose of the Facility Agreement.

7.2	The provisions of the Facility Agreement and the Waiver and Amendment Letter shall, save as explicitly amended by this letter, remain in full force and effect.

7.3

This letter shall constitute a Finance Document for the purposes of the Facility Agreement and any reference in any other Finance Documents to “Finance Documents” shall be construed to include this letter.

7.4	The Company shall within five Business Days of demand (provided that such demand is accompanied by sufficient information to make the relevant payment) pay Dan-

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marks Skibskredit A/S, the amount of all cost and expenses including pre-agreed external legal fees reasonably incurred by them in connection with the negotiation, preparation, printing and execution of this letter and any other documents referred to in this letter.

8	Governing law

8.1	This letter shall be governed by Danish law. The provisions of clause 41 (Enforcement) of the Facility Agreement shall be incorporated into this letter mutatis mutandis.

—-oo0oo—-

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Yours faithfully,

For and on behalf of The Drilling Company of 1972 A/S as the Company and the Borrower:

/s/ Klaus Greven Kristensen		/s/ Morten Reinholdt Nielsen
Name:	Klaus Greven Kristensen	Name:	Morten Reinholdt Nielsen
Title:	General Counsel Attorney-in-Fact	Title:	Head of tax, treasury & insurance Attorney-in-Fact

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We hereby irrevocably and unconditionally acknowledge and agree to the above:

Danmarks Skibskredit A/S as Lender,

/s/ Erik I. Lassen	/s/ Marcus Christensen
Name: Erik I. Lassen	Name: Marcus Christensen
Title: CEO	Title: SCE

Danmarks Skibskredit A/S as Security Agent on behalf of the Finance Parties:

/s/ Erik I. Lassen	/s/ Marcus Christensen
Name: Erik I. Lassen	Name: Marcus Christensen
Title: CEO	Title: SCE

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Each Obligor and Maersk Drilling Holdings Singapore Pte. Ltd. hereby ratifies, consents and agrees to the terms of this letter and the Waiver and Amendment Letter and hereby grants the guarantee and security confirmations set out in paragraph 6 of this letter

For and on behalf of The Drilling Company of 1972 A/S:

/s/ Klaus Greven Kristensen	/s/ Morten Reinholdt Nielsen
Name: Klaus Greven Kristensen	Name:	Morten Reinholdt Nielsen
Title: General Counsel	Title:	Head of tax, treasury & insurance Attorney-in-fact

For and on behalf of Maersk Drilling A/S:

/s/ Klaus Greven Kristensen	/s/ Morten Reinholdt Nielsen
Name: Klaus Greven Kristensen	Name:	Morten Reinholdt Nielsen
Title: General Counsel	Title:	Head of tax, treasury & insurance Attorney-in-fact

For and on behalf of Maersk Drilling Deepwater A/S:

/s/ Klaus Greven Kristensen	/s/ Morten Reinholdt Nielsen
Name: Klaus Greven Kristensen	Name:	Morten Reinholdt Nielsen
Title: General Counsel	Title:	Head of tax, treasury & insurance Attorney-in-fact

Executed and Delivered as a Deed for and on behalf of Maersk Drillship IV Singapore Pte. Ltd.
by:

/s/ Christian Ludvig Pedersen
Director
Name of Director: Christian Ludvig Pedersen

in the presence of:

Lisa Maria Meals 200 (Name of witness)
Cantonment Road
#06-02 Southpoint
Singapore 089763 (Address of witness)

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Executed and Delivered as a Deed for and on behalf of Maersk Drilling Holdings Singapore Pte. Ltd.
by:

/s/ Christian Ludvig Pedersen
Director
Name of Director: Christian Ludvig Pedersen

in the presence of:

Lisa Maria Meals (Name of witness)
200 Cantonment Road
#06-02 Southpoint
Singapore 089763 (Address of witness)

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Schedule 1 – Conditions Precedent

1.	Documents

a.	This letter duly executed by all Obligors and Maersk Drilling Holdings Singapore Pte. Ltd..

b.	The UK TopCo Guarantee duly executed by UK Topco

2.	Obligors

a.	A copy of a resolution of the board of directors of each Obligor, Maersk Drilling Holdings Singapore Pte. Ltd. and UK Topco:

i.

approving the terms of, and the transactions contemplated by, the Waiver and Amendment Letter and the amendment thereto by this letter and resolving that it executes this letter and, in respect of UK Topco, the UK TopCo Guarantee; and

ii.	authorising a specified person or persons to execute this letter on its behalf,

substantially in the latest form provided to Danmarks Skibskredit by each Obligor and Maersk Drilling Holdings Singapore Pte. Ltd. under or in connection with the Finance Documents.

b.	A transcript from the relevant companies agency in respect of each Obligor, Maersk Drilling Holdings Singapore Pte. Ltd. and UK Topco.

c.	A copy of the certificate of incorporation and constitutional documents of each Obligor, Maersk Drilling Holdings Singapore Pte. Ltd. and UK Topco.

d.	A copy of the extract of resolutions of the sole shareholder of each of Maersk Drilling Holdings Singapore Pte. Ltd. and Maersk Drillship IV Singapore Pte. Ltd.

3.	Legal opinions

a.	A legal opinion of Kromann Reumert, legal advisers to Danmarks Skibskredit A/S in England, as to matters of English law;

b.	A legal opinion of Kromann Reumert, legal advisers to Danmarks Skibskredit A/S in Denmark, as to matters of Danish law; and

c.	A legal opinion of Allen & Gledhill LLP, legal advisers to Danmarks Skibskredit A/S in Denmark, as to matters of Singapore law,

in each case, substantially in the latest form of such opinion provided to the Lenders by such legal adviser under or in connection with the Finance Documents (with such changes as a required due to changes in law or such legal adviser’s internal policies).

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4.	Know your customer

UK Topco, Maersk Drilling Holdings Singapore Pte. Ltd. and the Obligors shall promptly provide such documentation and information as Danmarks Skibskredit A/S deem necessary and/or advisable in order to comply with customer due diligence measures for purposes of AML/CTF checks as required by the Danish Act on Measures to Prevent Money Laundering and Financing of Terrorism including without limitation:

i)

copy of group structure chart covering the borrower, the guarantor(s) and any security provider(s) (the “Customers”) evidencing the complete ownership and control structure of the Customers including ownership stake belonging to beneficial owners meaning the natural person(s) who ultimately owns or controls through direct or indirect ownership of more than 20% of the shares or voting rights in the Customers (except for beneficial owners in companies listed on a regulated market that is subject to disclosure requirements consistent with EU law or equivalent international standards, provided that if only part of such companies shares are listed, the beneficial owners , if any, of such remaining unlisted shares shall be subject to the disclosure requirements) or, if no such person(s) are identified or if there is any doubt that the person(s) identified are the beneficial owner(s), the natural person(s) who hold the position of senior management in The Drilling Company of 1972 A/S and Noble Corporation Plc.;

ii)

copies of proof of identity and country of residence of the Customers and any beneficial owner (except for beneficial owners in listed companies, see above) (or, if no such person(s) are identified or if there is any doubt that the person(s) identified are the beneficial owner(s) – in addition to the so identified beneficial owner(s) – the natural person(s) who hold the position of senior management officials in The Drilling Company of 1972 A/S and Noble Corporation Plc. and of any signatories, each from a reliable and independent source in such form as specified by Danmarks Skibskredit A/S; and

iii)	copies of signing authority of any person executing a document on behalf of the Customers in such form as specified by Danmarks Skibskredit A/S.

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Schedule 2 - List of existing Security Documents

a.	Mortgage “A” in respect of Maersk Venturer granted on 11 December 2018 by Maersk Drillship IV Singapore Pte. Ltd. as Owner with Danmarks Skibskredit A/S as Mortgagee.

b.	Mortgage “A” in respect of Maersk Voyager granted on 11 December 2018 by Maersk Drillship IV Singapore Pte. Ltd as Owner with Danmarks Skibskredit A/S as Mortgagee.

c.	Mortgage in respect of Mærsk Developer granted on 11 December 2018 by Maersk Drilling Deepwater A/S as Debitor.

2.	Deed of Covenants

a.	Deed of Covenants dated 11 December 2018 executed by Maersk Drillship IV Singapore Pte. Ltd. as Owner and Danmarks Skibskredit A/S as Mortgagee in respect of Maersk Venturer.

b.	Deed of Covenants dated 11 December 2018 executed by Maersk Drillship IV Singapore Pte. Ltd. as owner and Danmarks Skibskredit A/S as Mortgagee in respect of Maersk Voyager.

3.	Insurance Assignments

a.	Insurance Assignment Agreement relating to Maersk Venturer entered into by Maersk Drillship IV Singapore Pte. Ltd. as Owner and Danmarks Skibskredit A/S as Security Agent on 12 December 2018.

b.	Insurance Assignment Agreement relating to Maersk Voyager entered into by Maersk Drillship IV Singapore Pte. Ltd. as Owner and Danmarks Skibskredit A/S as Security Agent on 12 December 2018.

c.	Insurance Assignment Agreement relating to Mærsk Developer entered into by Maersk Drilling Deepwater A/S as Owner and Danmarks Skibskredit A/S as Security Agent on 12 December 2018.

d.	Insurance Assignment Agreement entered into by the Company as Assignor and Danmarks Skibskredit A/S as Security Agent on 24 May 2019.

4.	Earnings Assignments

a.	Earnings Assignment Agreement relating to Maersk Venturer entered into by Maersk Drillship IV Singapore Pte. Ltd. as Assignor and Danmarks Skibskredit A/S as Assignee on 12 December 2018.

5.	Account Charges

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a.	Account Pledge Agreement entered into by Maersk Drilling Deepwater A/S Mexico Branch as Pledgor and Danmarks Skibskredit A/S as Security Agent on 9 July 2019.

b.	Account Pledge Agreement entered into by Maersk Drilling Deepwater A/S Trinidad Branch as Pledgor and Danmarks Skibskredit A/S as Security Agent on 17 February 2020.

c.	Charge over Account entered into by Maersk Drillship IV Singapore Pte. Ltd. as Chargor and Danmarks Skibskredit A/S as Chargee on 11 february 2019.

6.	Share Charges

a.	Share Pledge Agreement entered into by Maersk Drilling A/S as Pledgor relating to the shares in Maersk Drilling Deepwater A/S and Danmarks Skibskredit A/S as Security Agent on 12 December 2018.

b.

Deed of Charge relating to the shares in Maersk Drillship IV Singapore Pte. Ltd. entered into by Maersk Drillship Singapore Pte. Ltd as Chargor and Danmarks Skibskredit A/S as Chargee. on 13 December 2018 .

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Schedule 3 Form of Effective Date Notice

To:	Danmarks Skibskredit A/S as Lender and Security Agent

Amendment letter dated [•] 2022 relating to (i) a waiver and amendment letter dated 20 October 2021 and (ii) the term loan facility agreement originally dated 10 December 2018 each entered into between, among others, The Drilling Company of 1972 A/S as company and borrower, Danmarks Skibskredit A/S as original lender and Danmarks Skibskredit A/S as agent and security agent for the other Finance Parties (the ”Amendment Letter”)

We refer to the Amendment Letter. Terms defined in the Amendment Letter have the same meaning in this notice.

This is the Effective Date Notice.

We have received written notification from you that the conditions precedent to the Effective Date set out in Schedule 1 to the Amendment Letter are satisfied or waived. We hereby confirm that the Takeover has completed or is being completed contemporaneously with the delivery of this Effective Date Notice. For the purpose of the Amendment Letter, the Effective Date is the date of this notice to the effect that the UK TopCo Guarantee and the amendments and guarantee and security confirmations set out in the Waiver and Amendment Letter as amended by the Amendment Letter, which are stated to take effect on the Effective Date, are now effective.

Dated:

[Signature page follows]

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[Signature page to the Effective Date Notice]

The Company

SIGNED for and on behalf of
THE DRILLING COMPANY OF 1972 A/S

By:	By:

Title:	Title:

UK TopCo

SIGNED for and on behalf of
NOBLE CORPORATION PLC

By:
Title: